Exhibit 99.1

MarineMax Reports Fiscal 2026 Third Quarter Results

~ Diversified Business Model Delivers Improved Profitability and Strong Margin Expansion Despite Challenging Marine Retail Environment ~

~ Gross Margin Increases 530 Basis Points to 35.7% ~

~ Company Reaffirms Fiscal 2026 Guidance ~

~ Earnings Conference Call at 10:00 a.m. ET Today ~

OLDSMAR, Florida, July 23, 2026 – MarineMax, Inc. (NYSE: HZO) (“MarineMax” or the “Company”), the world’s largest recreational boat and yacht retailer, marina operator and superyacht services company, today announced results for its fiscal 2026 third quarter ended June 30, 2026.

Fiscal 2026 Third Quarter Summary

•
Revenue of $611.3 million
•
Gross margin increased 530 basis points to 35.7%, driven by improved boat margins and continued growth of the Company’s higher-margin businesses
•
Gross profit increased by 9.2% to $218.1 million, despite a 7% decline in same-store sales, reflecting the strength of MarineMax’s diversified business model and execution in a challenging marine retail environment
•
Inventories decreased $118 million year-over-year through continued focus on inventory management and working capital efficiency
•
Completed the refinancing of $1.49 billion aggregate senior secured credit facilities, extending maturities to 2031, expanding the revolving credit facility and lowering borrowing costs while enhancing financial flexibility
•
Reported net income of $15.4 million, or $0.66 per diluted share; Adjusted diluted EPS1 of $0.81
•
Adjusted EBITDA1 of $51.3 million

CEO & President Commentary

“Our team executed with discipline during the quarter, delivering meaningful gross margin expansion despite continued softness across the recreational marine industry,” said Brett McGill, Chief Executive Officer and President of MarineMax. “Improved margins on new and used boats, along with increased contributions from higher-margin businesses such as superyacht services, marinas, finance and insurance, and parts and service, drove higher profitability despite lower same-store sales. We also reduced inventory, generated cash, and further strengthened our balance sheet, reflecting our continued focus on operational excellence and capital efficiency.

“While demand remains tempered by a cautious consumer environment, industry inventory levels continue to normalize, supporting healthier pricing dynamics and margin recovery. Our diversified business model and disciplined operating approach position us to outperform the broader marine market.

“The quarter also reflects continued progress in strengthening our financial position and enhancing financial flexibility,” McGill continued. “Through prudent inventory management, debt reduction, and the successful refinancing of our $1.49 billion senior secured credit facilities, we extended debt maturities, increased available liquidity, and lowered our cost of capital. These actions, together with our strong cash generation, position us to invest selectively in attractive growth opportunities and continue executing our strategic priorities from a position of financial strength. We are confident in our ability to navigate the current environment and pursue opportunities that enhance our competitive position and drive value for shareholders.”

Fiscal 2026 Third Quarter Results

Revenue in the fiscal 2026 third quarter declined 7.0% to $611.3 million from $657.2 million in the prior-year period, primarily reflecting a 7% decline in same-store sales amid continued softness in the recreational marine retail market. The decline was partly offset by continued growth in the Company’s higher-margin businesses such as superyacht services, marinas (including IGY) and parts and service.

Gross profit increased 9.2% to $218.1 million from $199.6 million in the prior-year period. Gross margin increased 530 basis points to 35.7% from 30.4%, driven by improved new and used boat margins, favorable business mix, and continued growth in the Company’s higher-margin businesses. Gross margin for the quarter also benefitted by approximately 110 basis points from a tariff refund, the majority of which related to boat sales recorded earlier in the fiscal year.

Selling, general, and administrative (SG&A) expenses totaled $180.9 million, or 29.6% of revenue, compared with $172.1 million, or 26.2% of revenue, for the comparable period last year. Excluding transaction and other costs, intangible amortization, changes in contingent consideration, weather-related costs, and restructuring expenses, Adjusted SG&A2 increased $6.1 million, or 3.6%, from the fiscal 2025 third quarter.

Interest expense declined to $14.3 million, or 2.3% of revenue, from $16.9 million, or 2.6% of revenue, in the prior-year period, reflecting lower inventory levels and reduced borrowing costs following lower interest rates and disciplined balance sheet management.

Net income for the fiscal 2026 third quarter was $15.4 million, or $0.66 per diluted share, compared with a net loss of $52.1 million, or $2.42 per share, in the prior-year period. The third quarter of fiscal year 2025 included a non-cash goodwill impairment charge of $69.1 million associated with the Company’s manufacturing segment. Adjusted net income1 was $18.8 million, or $0.81 per diluted share, compared with $1.0 million, or $0.05 per diluted share, in the prior-year period.

Adjusted EBITDA1 increased to $51.3 million from $35.5 million in the prior-year period.

Balance Sheet

Cash and cash equivalents totaled $174.8 million as of June 30, 2026, compared with $151.0 million at the end of the prior-year period.

Inventories declined 13.0% to $788.6 million from $906.2 million in the prior-year period.

Fiscal 2026 Guidance

Based on results to date, current business conditions, retail trends and other factors, the Company continues to expect fiscal 2026 Adjusted EBITDA1,2 to be in the range of $110 million to $125 million and adjusted net income1,2 in the range of $0.40 to $0.95 per diluted share. These projections exclude the potential impact of material acquisitions and other unforeseen developments, including changes in tariffs, geopolitical conflicts, and broader macroeconomic conditions.

“While we remain mindful of geopolitical and macroeconomic uncertainty, we are encouraged by the continued strength of our higher-margin businesses, improving boat margins, and the progress we have made strengthening our balance sheet,” McGill concluded. “Supported by our diversified business model, disciplined operating approach, strong liquidity, and enhanced financial flexibility, we believe MarineMax is well positioned to navigate current market conditions and capitalize on opportunities as industry fundamentals continue to normalize, with a continued emphasis on driving profitable growth, generating strong cash flow, allocating capital prudently, and creating value for our shareholders.”

Conference Call Information

MarineMax will discuss its fiscal 2026 third quarter financial results on a conference call starting at 10:00 a.m. ET today. The conference call can be accessed via the “Investors” section of the Company's website www.marinemax.com, or by dialing 877-407-0789 (U.S. and Canada) or 201-689-8562 (International). An online replay will be available within one hour of the conclusion of the call and will be archived on the website for one year.

About MarineMax

As the world’s largest recreational boat and yacht retailer, marina operator and superyacht services company, MarineMax (NYSE: HZO) is United by Water. We have over 120 locations worldwide, including over 70 dealerships and 65 marina and storage facilities. Our integrated business includes IGY Marinas, which operates luxury marinas in yachting and sport fishing destinations around the world; Fraser Yachts Group and Northrop & Johnson, leading superyacht brokerage and luxury yacht services companies; Cruisers Yachts, one of the world’s premier manufacturers of premium sport yachts, motor yachts, and Aviara luxury dayboats; and Intrepid Powerboats, a premier manufacturer of powerboats. To enhance and simplify the customer experience, we provide financing and insurance services as well as leading digital technology products that connect boaters to a network of preferred marinas, dealers, and marine professionals through Boatyard and Boatzon. In addition, we operate MarineMax Vacations in Tortola, British Virgin Islands, which offers our charter vacation guests the luxury boating adventures of a lifetime. Land comprises 29% of the earth’s surface. We’re focused on the other 71%. Learn more at www.marinemax.com.

Forward Looking Statement

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events, and may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words, or other similar terms or expressions that concern the Company’s expectations, strategy, plans, or intentions. These statements, including those relating to industry inventory levels, pricing dynamics, margin recovery, our positioning to outperform the broader marine market, our positioning to invest in attractive growth opportunities and to continue executing our strategic priorities, our fiscal 2026 guidance, the influence of geopolitical uncertainty and macroeconomic dynamics on consumer behavior over the next several quarters, and our positioning to navigate the environment and drive long-term value creation, are based on current expectations, forecasts, risks, uncertainties, and assumptions that may cause actual results to differ materially from expectations as of the date of this release. These risks, assumptions, and uncertainties include the timing of and potential outcome of the Company’s long-term strategy, the estimated impact resulting from the Company’s cost-reduction initiatives, the Company’s abilities to reduce inventory, manage expenses and accomplish its goals and strategies, the quality of the new product offerings from the Company’s manufacturing partners, general economic conditions, as well as those within the Company's industry, the level of consumer spending, and numerous other factors identified in the Company’s most recently filed Forms 10-K and 10-Q and other filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release and undue reliance should not be placed on these statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MarineMax, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenue	$611,258	$657,159	$1,643,848	$1,757,135
Cost of sales	393,180	457,538	1,084,014	1,198,349
Gross profit	218,078	199,621	559,834	558,786

Selling, general, and administrative expenses	180,859	172,106	506,857	469,558
Goodwill impairment	—	69,055	—	69,055
Income (loss) from operations	37,219	(41,540)	52,977	20,173

Interest expense	14,310	16,936	44,825	53,860
Income (loss) before income tax provision (benefit)	22,909	(58,476)	8,152	(33,687)

Income tax provision (benefit)	7,262	(6,506)	3,315	(3,003)
Net income (loss)	15,647	(51,970)	4,837	(30,684)

Less: Net income attributable to non-controlling interests	286	176	-	96
Net income (loss) attributable to MarineMax, Inc.	$15,361	$(52,146)	$4,837	$(30,780)

Basic net income (loss) per common share	$0.70	$(2.42)	$0.22	$(1.38)

Diluted net income (loss) per common share	$0.66	$(2.42)	$0.21	$(1.38)

Weighted average number of common shares used in computing net income (loss) per common share:

Basic	22,068,431	21,515,092	22,012,594	22,249,076
Diluted	23,157,811	21,515,092	22,827,827	22,249,076

MarineMax, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	June 30,	September 30,	June 30,
	2026	2025	2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$174,779	$170,351	$151,017
Accounts receivable, net	95,111	108,288	106,849
Inventories	788,642	867,328	906,219
Prepaid expenses and other current assets	28,244	34,912	33,793
Total current assets	1,086,776	1,180,879	1,197,878
Property and equipment, net	541,674	552,546	551,912
Operating lease right-of-use assets, net	135,832	137,915	138,143
Goodwill	525,117	526,931	527,144
Other intangible assets, net	34,010	35,416	36,661
Other long-term assets	34,928	36,751	35,999
Total assets	$2,358,337	$2,470,438	$2,487,737
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$43,857	$56,378	$44,504
Contract liabilities (customer deposits)	61,389	45,699	48,900
Accrued expenses	128,375	121,042	116,892
Short-term borrowings (Floor Plan)	608,320	715,679	735,215
Current maturities on long-term debt	27,525	35,593	35,593
Current operating lease liabilities	11,493	10,489	10,045
Total current liabilities	880,959	984,880	991,149
Long-term debt, net of current maturities	335,172	356,235	365,070
Noncurrent operating lease liabilities	127,300	127,969	127,860
Deferred tax liabilities, net	46,581	47,447	45,539
Other long-term liabilities	4,417	5,154	6,796
Total liabilities	1,394,429	1,521,685	1,536,414
SHAREHOLDERS' EQUITY:
Preferred stock	—	—	—
Common stock	31	31	30
Additional paid-in capital	374,264	360,818	362,216
Accumulated other comprehensive income	5,251	8,234	9,322
Retained earnings	751,221	746,384	747,239
Treasury stock	(178,277)	(178,277)	(178,277)
Total shareholders’ equity attributable to MarineMax, Inc.	952,490	937,190	940,530
Non-controlling interests	11,418	11,563	10,793
Total shareholders’ equity	963,908	948,753	951,323
Total liabilities and shareholders’ equity	$2,358,337	$2,470,438	$2,487,737

MarineMax, Inc. and Subsidiaries

Segment Financial Information

(Amounts in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenue:
Retail Operations	$609,120	$655,750	$1,638,865	$1,750,439
Product Manufacturing	33,265	32,150	78,592	105,591
Elimination of intersegment revenue	(31,127)	(30,741)	(73,609)	(98,895)
Revenue	$611,258	$657,159	$1,643,848	$1,757,135
Income from operations:
Retail Operations	$37,166	$28,079	$56,735	$90,271
Product Manufacturing (1)	(554)	(72,363)	(11,753)	(75,570)
Intersegment adjustments	607	2,744	7,995	5,472
Income (loss) from operations	$37,219	$(41,540)	$52,977	$20,173

(1) Product manufacturing loss from operations for the three and nine months ended June 30, 2025, includes a non-cash goodwill impairment charge of $69.1 million.

MarineMax, Inc. and Subsidiaries

Supplemental Financial Information

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income (loss) attributable to MarineMax, Inc.	$15,361	$(52,146)	$4,837	$(30,780)
Transaction and other costs (1)	4,621	742	13,344	1,564
Intangible amortization (2)	835	1,397	2,629	4,253
Change in fair value of contingent consideration (3)	12	60	(331)	(25,652)
Weather (recoveries) expenses	(907)	(773)	(2,124)	4,748
Restructuring expense (4)	73	526	282	1,302
Goodwill impairment (5)	—	69,055	—	69,055
Tax adjustments for items noted above (6)	(1,163)	(17,823)	(3,464)	(13,873)
Adjusted net income attributable to MarineMax, Inc.	$18,832	$1,038	$15,173	$10,617

Diluted net income (loss) per common share	$0.66	$(2.42)	$0.21	$(1.38)
Transaction and other costs (1)	0.20	0.03	0.57	0.07
Intangible amortization (2)	0.04	0.06	0.12	0.19
Change in fair value of contingent consideration (3)	—	—	(0.01)	(1.15)
Weather (recoveries) expenses	(0.04)	(0.04)	(0.09)	0.21
Restructuring expense (4)	—	0.02	0.01	0.06
Goodwill impairment (5)	—	3.21	—	3.10
Tax adjustments for items noted above (6)	(0.05)	(0.81)	(0.15)	(0.62)
Adjustment for dilutive shares (7)	—	—	—	(0.02)
Adjusted diluted net income per common share	$0.81	$0.05	$0.66	$0.46

(1) Transaction and other costs relate to acquisition transaction expenses, integration, and other related costs in the period.

(2) Represents amortization expense for acquisition-related intangible assets.

(3) Represents (gains) expenses to record contingent consideration liabilities at fair value.

(4) Represents expenses incurred as a result of restructuring and store closings.

(5) Represents goodwill impairment expense incurred on the manufacturing reporting unit during the three months ended June 30, 2025.

(6) Adjustments for taxes for items are calculated based on an estimated effective tax rate. The estimated effective rate used for the three and nine months ended June 30, 2026 was used for the three and nine months ended June 30, 2025, for consistency in presentation.

(7) Represents an adjustment for shares that are anti-dilutive for GAAP net income per share but are dilutive for adjusted net income per share.

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income (loss) attributable to MarineMax, Inc.	$15,361	$(52,146)	$4,837	$(30,780)
Interest expense (excluding floor plan)	7,471	6,946	21,497	22,502
Income tax provision (benefit)	7,262	(6,506)	3,315	(3,003)
Depreciation and amortization	12,594	12,537	37,888	36,385
Stock-based compensation expense	4,442	5,643	11,239	16,438
Transaction and other costs	4,621	742	13,344	1,564
Restructuring expense	73	526	282	1,302
Goodwill impairment	—	69,055	—	69,055
Change in fair value of contingent consideration	12	60	(331)	(25,652)
Weather (recoveries) expenses	(907)	(773)	(2,124)	4,748
Foreign currency	401	(540)	822	(41)
Adjusted EBITDA	$51,330	$35,544	$90,769	$92,518

1, 2 Non-GAAP Financial Measures

This press release, along with the above Supplemental Financial Information table, contains “Adjusted net income attributable to MarineMax, Inc.,” “Adjusted diluted net income per common share,” “Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization” (“Adjusted EBITDA”), and “Adjusted selling, general and administrative expenses” (“Adjusted SG&A”), which are non-GAAP financial measures as defined under applicable securities legislation. Adjusted SG&A expenses represent SG&A expenses adjusted for transaction and other costs, intangible amortization, change in fair value of contingent consideration, weather expenses, and restructuring expenses. See the tables labeled, “Supplemental Financial Information” for the excluded amounts for both periods for Adjusted SG&A.

In determining these measures, the Company excludes certain items which are otherwise included in determining the comparable GAAP financial measures. The Company believes these non-GAAP financial measures are key performance indicators that improve the period-to-period comparability of the Company’s results and provide investors with more insight into, and an additional tool to understand and assess, the performance of the Company's ongoing core business operations. Investors and other readers are encouraged to review the related GAAP financial measures and the above reconciliation and should consider these non-GAAP financial measures as a supplement to, and not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.

In addition, we have not reconciled our fiscal year 2026 Adjusted net income and Adjusted EBITDA guidance to net income (the corresponding GAAP measure for each), which is not accessible on a forward-looking basis due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to acquisition contingent consideration, acquisition costs, and other costs. Acquisition contingent consideration and transaction costs, which are likely to be significant to the calculation of net income, are affected by the integration and post-acquisition performance of our acquirees, which is difficult to predict and subject to change. Accordingly, reconciliations of forward-looking Adjusted net income and Adjusted EBITDA are not available without unreasonable effort.

Contacts:

Mike McLamb	Scott Solomon
Chief Financial Officer	Sharon Merrill Advisors
MarineMax, Inc.	857-383-2409
727-531-1700	HZO@investorrelations.com